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                                                                   Exhibit 8.(a)

                                 JUNE __, 1999


Zenith Electronics Corporation
1000 Milwaukee Avenue
Glenview, Illinois 60025-2493

Re:  Federal Income Tax Opinion
     --------------------------

Dear Sirs/Mesdames:

     In connection with the transactions described in the Proxy Statement-Prospectus included in the Registration Statement on Form S-4 (Registration No. 333-61057) (the "Registration Statement") of Zenith Electronics Corporation, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended, you have requested our opinion concerning the material United States federal income tax consequences of the Prepackaged Plan to the Company and holders of certain Claims and Equity Interests of the Company. Capitalized terms used herein that are not specifically defined herein have the same meaning as in the Registration Statement.

     We have examined the Proxy Statement-Prospectus, the Registration Statement, and such other documents and such legal authorities as we have deemed relevant for purposes of expressing the opinion contained herein. Our opinion is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures and existing judicial decisions. No tax rulings have been or will be sought from the IRS with respect to any of the matters discussed herein.

     Based on the foregoing, the discussions set forth under the caption "Certain U.S. Federal Income Tax Considerations" in the Proxy Statement-Prospectus express our opinion as to the material U.S. federal income tax consequences of the Prepackaged Plan, subject to the qualifications therein, and are based upon reasonable interpretations of existing law. There can be no assurance, however, that such views will not be successfully challenged by the IRS or
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Zenith Electronics Corporation
June __, 1999
Page 2


significantly altered by new legislation, changes in IRS positions, or judicial decisions, any of which challenges or alterations may be applied retroactively.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the section entitled "Legal Matters" in the Registration Statement.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose without our consent.

                               Very truly yours,


                               Kirkland & Ellis